SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

USA MOBILITY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51027	16-1694797

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6677 Richmond Highway, Alexandria, Virginia	22306

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 660-6677

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On May 17, USA Mobility, Inc. (the “Company”) filed a press release announcing the hiring of Scott B. Tollefsen as general counsel, effective May 31, 2005. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated into this Item 1.01 by reference.

     In connection with the hiring, the Company and Mr. Tollefsen executed an offer letter specifying the details of Mr. Tollefsen’s compensation. Mr. Tollefsen’s offer letter provides for the employment of Mr. Tollefsen on an “at-will” basis as General Counsel at an annual salary of $250,000. Mr. Tollefsen is also eligible for an annual bonus of 75% of his base salary to be based upon accomplishment of pre-determined goals and objectives, as set and agreed upon by the Board of Directors of the Company. Mr. Tollefsen will also receive a signing bonus of $25,000, payable within 10 days of May 31, 2005, refundable to the Company, on a pro-rata basis, in the event of his voluntary termination within the first calendar year of his employment.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)      On May 17, 2005, USA Mobility, Inc. (the “Company”) filed a press release announcing the hiring of Scott B. Tollefsen, General Counsel, effective May 31, 2005. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

     Mr. Tollefsen previously served as Senior Vice President, General Counsel and Secretary of SES Americom, Inc., a satellite service provider from 2002 to 2004 and Senior Vice President, General Counsel and Secretary of Vivendi Univeral Interactive Publishing N.A., Inc., a multinational owner of interactive software developer and publisher from 1999 to 2001. From 1986 to 1999, Mr. Tollefsen was Senior Vice President, General Counsel and Secretary of Hughes Communications, Inc.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 17, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Mobility, Inc.
	By:	/s/ Thomas L. Schilling

		Name:	Thomas L. Schilling
Dated: May 17, 2005		Title:	Chief Financial Officer

Exhibit List

Exhibit No.	Description
99.1	Press Release dated May 17, 2005